EXHIBIT 10.6

                                 LOAN AGREEMENT

THIS AGREEMENT dated for reference March 12, 2003 is between:

                  QUEST INVESTMENT CORPORATION, a British Columbia company having an office at Suite 300, 570 Granville Street, Vancouver, BC V6C 3P1
                                                                  (the "Lender")
AND:
                  AMERICAN NATURAL ENERGY CORPORATION, an Oklahoma corporation having offices at Suite 404, 7030 South Yale Avenue, Tulsa, Oklahoma 74136
                                                                (the "Borrower")

WHEREAS the Lender has agreed to lend to the Borrower the principal amount of $2,500,000 (the "Loan") on the terms and subject to the conditions of this Agreement.


AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1. DEFINITIONS. In this Agreement, "Business Day" means a day which is not a Saturday, Sunday or a statutory holiday in British Columbia.

2. LOAN ADVANCE. Subject to and upon the fulfilment of the conditions precedent contained in paragraph 12 of this Agreement, the Lender shall advance the principal amount of the Loan to the Borrower's counsel, Riggs Abney Neal Turpen Orbison & Lewis, in trust.

3. USE OF PROCEEDS. The Borrower covenants and agrees with the Lender that the Loan funds will be used by the Borrower as follows:

         (a) as to $2,250,000 to pay out and discharge certain indebtedness owed to Bank One Michigan, N.A. ("Bank One"); and

         (b) as to the remaining balance for general working capital purposes of the Borrower;

         and for no other purpose without the prior written consent of the Lender.

4.       TERM AND PREPAYMENT.

         (a) Any outstanding balance of the Loan, including principal, accrued interest, bonus and other costs or charges payable hereunder (collectively the "Outstanding Balance"), shall be immediately due and payable by the Borrower to the Lender on the earlier of:

             (i) October 31, 2003;


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             (ii)  the completion of a successful take-over bid (as defined under the Securities Act (British Columbia)) or change of control of the Borrower ("control" being defined as ownership of or control or direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Borrower); or

             (iii) the occurrence of an Event of Default, as defined in paragraph 16 hereof.

         (b) If, after the advance of the Loan and prior to payment in full of the Outstanding Balance, the Borrower or any of its subsidiaries sell or otherwise dispose of any of their material assets or close one or more equity or debt financings, all net proceeds from such sale, disposition or financing, up to the full amount of the Outstanding Balance, shall be paid to the Lender forthwith, to be applied on account of the Loan. All payments made by the Borrower shall be applied on account of the Loan, first to interest and any other costs or charges then owing, then to principal.

         (c) The Borrower may repay the Loan at any time before maturity, without notice or penalty.

5. EXTENSION OF LOAN TERM. Provided that an Event of Default (as defined below) has not occurred and is continuing, the Borrower and the Lender may elect to extend the term of the Loan on mutually agreeable terms, to be determined at or prior to the maturity date.

6. INTEREST. Interest shall accrue on the Outstanding Balance from the date of advance of the Loan, net of any applicable withholding or other similar taxes, at the rate of twelve percent (12%) per annum, compounded monthly (effective annual rate of 12.68%), and be payable monthly on the last Business Day of every month commencing on April 30, 2003, as well as after maturity, default and judgment.

7. BONUS. As additional consideration for the advance of the Loan, concurrently with the advance of the Loan the Borrower will issue and deliver to the Lender a non-refundable bonus in the form of 688,000 shares of common stock of the Borrower at a deemed price of $0.3632 per share (the "Bonus Shares"), subject to a maximum hold period of four
         (4) months under applicable Canadian securities laws.

8. SHARE CERTIFICATE LEGENDS. Share certificates representing the Bonus Shares will be legended with the following legends:

                  The securities represented by this certificate have not been registered under the United States Securities Act of 1933 or applicable State Securities Acts and may not be offered or sold in the United States or to a U.S. person unless the securities are registered under the United States Securities Act of 1933 and applicable State Securities laws or an exemption from the registration requirements is available. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the United States Securities Act of 1933 and applicable State law, or an opinion of counsel satisfactory to the issuer that such registration is not required under the Act or Acts.

                  Unless permitted under applicable Canadian securities legislation, the holder of the securities shall not trade the securities represented by this certificate before July 22, 2003.

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                  Without prior written consent of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until four months and one day after the distribution date.

9. REGISTRATION RIGHTS. The Borrower will prepare and file with the United States Securities and Exchange Commission (the "SEC") a registration statement with respect to the Bonus Shares and will cause such registration statement to become effective on or before July 22, 2003, and keep such registration statement effective for up to 180 days thereafter. In connection therewith, the Borrower will prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with applicable securities laws with respect to the disposition of all securities covered by such registration statement, and will furnish to the Lender the prospectus and all such other documents as may be reasonably requested.

10. REMOVAL OF RULE 144 LEGEND. Notwithstanding paragraph 9 above, if the Lender elects to sell, assign or transfer the Bonus Shares or any other shares issued under this Agreement prior to the date on which the registration statement becomes effective, and such proposed sale, assignment or transfer is not made in the United States or to a U.S. person, the Borrower will, at its cost and within 14 days of receipt of any request from the Lender, provide the Lender or its counsel with all necessary documentation, including opinions of legal counsel, as may be necessary to remove the Rule 144 legend from the share certificate representing such shares, so as to permit the Lender to complete such sale, assignment or transfer of the Bonus Shares free from resale restrictions under applicable US securities laws.

11.      SECURITY. As security for the Loan, the Borrower will:

         (a) execute and deliver to the Lender a promissory note, in the form attached hereto as Schedule "A" (the "Note");

         (b) execute and deliver a collateral mortgage, security agreement, financing statement, pledge and assignment of production (the "Lender's Security"), in form and terms satisfactory to the Lender under which the Borrower will grant in favour of the Lender a first mortgage and security interest over all of its real and personal property, subject only to;

             (i) the rights and priorities of TransAtlantic Petroleum (USA) Corp., a Colorado corporation ("TransAtlantic") granted pursuant to the TransAtlantic Subordination Agreement (as defined below); and

             (ii) the subsequent mortgage, charge and security interest of Bank One pursuant to a multiple indebtedness mortgage collateral assignment of rents and security agreement granted by the Borrower in favour of Bank One (the "Bank One Security");

         (c) execute and deliver and cause Bank One to execute and deliver a subordination agreement in form and terms satisfactory to the Lender (the "Bank One Subordination Agreement"), under which Bank One will subordinate all of its security and indebtedness, including the Bank One Security, in favour of the Lender; and


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         (d) execute and deliver and cause TransAtlantic to execute and deliver a subordination agreement in form and terms satisfactory to the Lender (the "TransAtlantic Subordination Agreement"), under which the Lender will subordinate the Lender's Security in favour of TransAtlantic only in respect of the four wells referred to in Exhibit "A-1" of the mortgage, assignment of production, security agreement and financing statement granted by the Borrower in favour of TransAtlantic (the "TransAtlantic Security").

12. CONDITIONS PRECEDENT. As conditions precedent to the advance of the Loan by the Lender:

         (a) the representations and warranties of the Borrower contained in paragraph 13 shall be true and correct in all material respects and the Borrower shall have complied with all covenants required to be complied with by it prior to the advance of the Loan by the Lender, including but not limited to the delivery and registration, as appropriate, of the security referred to above;

         (b) the Borrower will have received conditional approval from the Exchange for the transactions contemplated herein, including the issuance of the Bonus Shares, and will have provided the Lender with written evidence of same;

         (c) the Borrower will have duly filed or recorded a Joint Stipulation and Cross-Conveyance with the State of Louisiana, Parish of St. Charles, confirming the Borrower's 91.25% operating interest and 68.4375% net revenue interest in the Bayou Couba property (prior to the assignment of a 10% interest to TransAtlantic pursuant to a Production Payment Conveyance Agreement between TransAtlantic and the Borrower dated as of March 12, 2003);

         (d) execute and deliver to the Lender a certified copy of the Borrower's directors' resolutions authorizing the Loan and the execution and delivery of all documents, certificates or instruments contemplated herein, in form satisfactory to the Lender and its counsel.

         (e) the Lender will have received legal opinions, in form and terms satisfactory to the Lender and its counsel, confirming the registration, recording, validity, enforceability and priority of the Lender's Security and such other matters as the Lender may require;

         (f) the Borrower will have delivered to Middlemarch Partners Limited ("Middlemarch") the 166,700 bonus shares or the $50,000 cash bonus in lieu thereof due under paragraph 5 of the Middlemarch Loan Agreement dated August 2, 2002, and will have paid out and discharged all indebtedness under the Middlemarch Loan Agreement;

         (g) the Borrower will have filed an annual information form in all jurisdictions in which the Borrower is a reporting issuer and otherwise take all steps and proceeds as may be required to qualify the Borrower as a "qualifying issuer" as that term is defined in Multilateral Instrument 45-102 ("MI 45-102"), so as to permit the Borrower to issue the Bonus Shares subject to a maximum hold period of four (4) months under MI 45-102;

         (h) the Lender shall have completed and in its sole and absolute discretion, be satisfied with its due diligence review of the Borrower; and


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         (i) the Lender shall have received the approval of its board of directors, and shall in its sole and absolute discretion, be satisfied as to the creditworthiness of the Borrower and the adequacy of the collateral security provided herein.

         If any of the foregoing conditions precedent are not satisfied or waived by the Lender in writing on or before March 28, 2003, this Agreement shall terminate, and the Lender shall be under no further obligation to the Borrower in connection with the transaction contemplated herein.

13. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

         (a) the Borrower is a body corporate incorporated or continued under the laws of the State of Oklahoma, has not discontinued or been dissolved under those laws;

         (b) the Borrower has the power and authority to carry on its businesses as now being conducted, to acquire, own, hold, lease and mortgage its assets including real property and personal property, and to enter into and perform its obligations under this Agreement and all documents or instruments contemplated or delivered hereunder;

         (c) this Agreement has been, and the Note and all ancillary instruments or documents issued and delivered hereunder by the Borrower when executed, will have been duly authorized by all necessary action of the Borrower and each constitutes or will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and to the general principles of equity;

         (d) the Borrower is not in breach of or in default under any obligation in respect of borrowed money and the execution and delivery of this Agreement, and the Note and all ancillary instruments or documents issued and delivered hereunder, and the performance of the terms hereof and thereof will not be, or result in, a violation or breach of, or default under the Borrower's constating documents, any law, judgment, agreement or instrument to which it is a party or may be bound;

         (e) except as disclosed in Schedule "C" attached hereto and the Financial Statements (as defined below) or in writing to the Lender prior to the date hereof, no litigation or administrative proceedings before any court or governmental authority are presently ongoing, or have been threatened in writing, or to the best of the Borrower's knowledge are pending, against the Borrower or any of its assets or affecting any of its assets which could have a material adverse effect on its business or assets;

         (f) the Borrower's audited financial statements for the fiscal year ended December 31, 2001 and the unaudited quarterly financial statements for the nine months ended September 30, 2002 (collectively, the "Financial Statements") fairly present the financial affairs of the Borrower as of the date to which they are made, they have been prepared in accordance with generally accepted accounting principles consistently applied;

         (g) there has been no adverse material change (actual, contemplated or threatened) in the property, assets or business of the Borrower or any of its subsidiaries since the date of release


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             of the Financial Statements, other than as publicly disclosed by the Borrower prior to the date of this Agreement;

         (h) the Borrower is a reporting issuer under the Securities Acts of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and is in compliance with its material obligations under those Acts and under the rules, regulations and policies of the Exchange and will use its best efforts to maintain such status, without default, from the date hereof until repayment in full of the Loan to the Lender;

         (i) the Borrower is in compliance, in all material respects, with its continuous disclosure obligations under applicable securities laws and, without limiting the generality of the foregoing, there has not occurred any adverse material change since September 30, 2002, and no adverse material fact exists in relation to the Borrower, which in either case has not been publicly disclosed;

         (j) as at the date of this Agreement, except as disclosed in the Financial Statements, in any filings within any governmental body or securities regulatory authority or to the Lender in writing and as contemplated by this Agreement, no holder of outstanding shares in the capital of the Borrower will be entitled to any pre-emptive or any similar rights to subscribe for any of the shares in the capital of the Borrower or other securities of the Borrower, and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for any shares in the capital of the Borrower are outstanding;

         (k) the Borrower has no direct or indirect subsidiary corporations except as disclosed on Schedule "B" hereto; and

         (l) except as disclosed in the Financial Statements, the Borrower, directly or through one or more of its subsidiaries, owns its business, operations and assets, and holds good title thereto, free and clear of all liens, claims or encumbrances whatsoever, other than those in favour of the Lender.

14. POSITIVE COVENANTS. The Borrower covenants and agrees that so long as any monies shall be outstanding under this Agreement, it will:

         (a) within 30 days of the date of this Agreement, file with the SEC its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 and will provide the Lender with written confirmation of same;

         (b) at all times maintain its corporate existence and the corporate existence of all other corporations owned or controlled by it that own assets material to the Borrower's business;

         (c) duly perform its obligations under this Agreement;

         (d) carry on and conduct its business in a proper business-like manner in accordance with good business practice and will keep or cause to be kept proper books of account in accordance with generally accepted accounting principles;


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         (e) maintain in good standing its status as a reporting issuer under laws of each jurisdiction to which it is subject as a reporting issuer and the listing of its common shares on the Exchange;

         (f) furnish and give to the Lender within seven (7) Business Days of delivery of a written demand from the Lender such reports, certificates, financial statements, including monthly internal financial and operational reports and documents and such other information with respect to the Borrower as the Lender may reasonably request;

         (g) provide the Lender with written notice of any proposed financing made by or to the Borrower;

         (h) furnish and give to the Lender (if such is the case) notice that there has occurred and is continuing an Event of Default under this Agreement or any event which would constitute an Event of Default hereunder or thereunder and specifying the same; and

         (i) perform and do all such acts and things as are necessary to perfect and maintain the security provided to the Lender pursuant to this Agreement.

15. NEGATIVE COVENANTS. The Borrower covenants with the Lender that the Borrower will not, without first obtaining the written consent of the
         Lender:

         (a) except for the Bank One Security and the TransAtlantic Security, make, give, create or permit or attempt to make, give or create any mortgage, charge, lien or encumbrance that ranks equal to or in priority to the security interest of the Lender over all or any part of the business, assets or undertaking of the Borrower;

         (b) allot and issue any new shares or any shares of any subsidiary corporation, except pursuant to existing rights or obligations to issue shares and except that it may grant stock options and carry out private or public offerings of debt or equity for cash or property in accordance with the policies and rules and subject to the approval of the Exchange;

         (c) declare or provide for any dividends or other payments based on share capital;

         (d) redeem or purchase any of its shares;

         (e) except for the disposition of a 10% interest to TransAtlantic in the Bayou Couba Lease, State Lease No. 17353, the Development Agreement with Exxon Mobil Corporation, the particulars of which are fully disclosed in a letter agreement dated January 16, 2003 between the Borrower and TransAtlantic, make any sale of or dispose of any substantial part of the Borrower's business, assets or undertaking, including its interest in the shares or assets of any subsidiary, at less than fair market value, and if the Borrower disposes of the whole or any substantial part of such business, assets or undertaking, it will apply the proceeds thereof to the repayment of any Outstanding Balance;

         (f) save and except for purchase money security interests, chattel mortgages and equipment leases entered into in the ordinary course of business, borrow or cause any subsidiary to borrow money from any person other than the Lender without first obtaining the Lender's prior written consent, which shall be conditional upon the receipt and delivery to the Lender of a duly signed postponement of claim by such person in favour of the Lender, in form and terms satisfactory to the Lender; and


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         (g) guarantee the obligations of any other person, directly or indirectly.

16. EVENTS OF DEFAULT. Each and every of the events set forth in this paragraph shall be an event of default ("Event of Default"):

         (a) if the Borrower fails to make any payment of principal, interest or bonus when due hereunder, and such failure continues for two (2) Business Days;

         (b) if the Borrower defaults in observing or performing any material term, covenant or condition of this Agreement or any other collateral document or instrument delivered hereunder or in connection with the Loan, other than the payment of monies as provided for in subparagraph (a) hereof, on its part to be observed or performed and such failure continues for five (5) Business Days;

         (c) if any of the Borrower's representations or warranties in this Agreement or any other collateral document or instrument delivered hereunder or in connection with the Loan were at the time given false or misleading in any material respect;

         (d) if the Borrower defaults, in any material respect, in observing or performing any term, covenant or condition of any debt instrument or obligation by which it is bound, makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or is adjudicated bankrupt or insolvent;

         (e) except as disclosed in this Agreement, if the Borrower permits any sum which has been admitted as due by the Borrower, or is not disputed to be due by it, and which forms or is capable of being made a charge upon any of the assets or undertaking of the Borrower to remain unpaid or not challenged for thirty (30) days after proceedings have been taken to enforce the same;

         (f) if the Borrower, either directly or indirectly through any material subsidiary, ceases or threatens to cease to carry on business;

         (g) if any order is made or issued by a competent regulatory authority prohibiting the trading in shares of the Borrower or if the Borrower's shares are suspended or de-listed from trading on any recognized stock exchange;

         (h) if, in the reasonable opinion of the Lender, a material adverse change occurs in the financial condition of the Borrower or any of its subsidiaries;

         (i) if the Lender in good faith and on commercially reasonable grounds believes that the ability of the Borrower to pay any of the Outstanding Balance to the Lender or to perform any of the covenants contained in this Agreement or any other collateral agreement or other document is impaired or any security granted by the Borrower to the Lender is or is about to be impaired or in jeopardy;


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         (j) if the Borrower petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; and

         (k) if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against the Borrower which is not opposed by the Borrower in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

17. EFFECT OF EVENT OF DEFAULT. If any one or more of the Events of Default occurs or occur and is or are continuing, the Lender may without limitation in respect of any other rights it may have in law or hereunder, demand immediate payment of all monies owing hereunder.

18. INDEMNITY. The Borrower agrees to indemnify and save harmless the Lender and each of its directors, officers, employees and agents from and against all liabilities, claims, losses, damages and reasonable costs and expenses in any way caused by or arising directly or indirectly from or in consequence of the occurrence of any Event of Default under this Agreement.

19. LENDER'S LEGAL FEES. The Borrower shall pay to the Lender all of the Lender's legal fees and other costs, charges and expenses (including due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement and the security thereunder, as may be required by the Lender to complete this transaction and hereby irrevocably authorizes and directs the Lender to hold back $10,000 from the advance of the Loan (the "Holdback"), to be applied on account of the Lender's legal fees and other costs, charges and expenses payable hereunder. Any amounts in excess of the Holdback will be payable within 30 days of presentment of an invoice. If not paid within that time, such amount will be added to and form part of the principal amount of the Loan and shall accrue interest from such date as if it had been advanced by the Lender to the Borrower hereunder.

20. NOTICES UNDER THIS AGREEMENT. Any notice, direction or other document required or permitted to be given pursuant to this Agreement shall, unless otherwise specifically provided, be given in writing and may be mailed, postage prepaid by registered mail, sent by facsimile transmission or personally served upon the appropriate party at the following addresses:

         if to the Borrower:

                  American Natural Energy Corporation
                  Suite 404, 7030 South Yale Avenue
                  Tulsa, Oklahoma 74136

                  Attention: Mike Paulk
                  Fax No.:   (918) 481-1473

          to the Lender:

                  Quest Investment Corporation
                  Suite 300, 570 Granville Street
                  Vancouver, B.C. V6C 3P1


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                  Attention:        Michael Atkinson
                  Fax No:  (604) 681-4692

         Any notice, direction or other document given:

         (a) by registered mail as set out above shall be deemed to have been given on the date of actual receipt by the addressee;

         (b) by personal delivery as set out above shall be deemed to have been given and received on the date on which it was so delivered or on the first Business Day thereafter if the date of delivery is not a Business Day in the place of delivery; and

         (c) by facsimile transmission as set out above shall be deemed to have been given and received on the date on which it was so transmitted or on the first Business Day thereafter if the date of transmission is not a Business Day in the place of receipt or if the time of transmission is after 4:00 p.m. at the place of receipt.

         Any party may change its address for notice by notifying the other parties to this Agreement in accordance with the provisions of this paragraph. If for any reason the method of giving notice selected by a party is impracticable, then such party shall be obliged to select an alternate method of giving notice.

21. AGENCY, ASSIGNMENT, SUCCESSORS AND ASSIGNS. The Borrower acknowledges the Lender's right to assign all or part of its rights and obligations under this Agreement to one or more other assignees, subject only to the Lender's notification of such assignment or assignments being given in writing to the Borrower. Upon receipt of written notice and direction from the Lender, the Borrower covenants and agrees, to make all payments of interest, principal and bonus due under this Agreement to the Lender and any participant, pro rata in accordance with their respective proportionate interests in the Loan as set out in such written notice and direction, absent which all such payments may be made to the Lender.

         Any assignment of any rights and obligations under this Agreement and the issuance of any note or securities of the Borrower to any participation in the Loan or securities issued pursuant to this Agreement shall be subject to the execution of such investment representation letters and other agreements as may be reasonably required by the Borrower to assure the Borrower's compliance with U.S. federal and State securities laws.

22. ENUREMENT. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

23. REMEDIES ARE CUMULATIVE. The Lender's rights and remedies hereunder are cumulative and not exclusive of any rights or remedies at law or in equity.

24. TIME. Time is of the essence of this Agreement and all documents and instruments delivered hereunder.


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25.       CRIMINAL CODE COMPLIANCE. In this paragraph the terms "interest",
          "criminal rate" and "credit advanced" have the meanings ascribed to them in Section 347 of the Criminal Code (Canada) as amended from time to time. The Borrower and the Lender agree that, notwithstanding any agreement to the contrary, no interest on the Loan or the credit advanced by the Lender under this Agreement will be payable in excess of that permitted under the laws of Canada. If the effective rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed the criminal rate on the credit advanced, then:

         (a) the elements of return which fall within the term "interest" will be reduced to the extent necessary to eliminate such excess;

         (b) any remaining excess that has been paid will be credited towards prepayment of the Loan; and

         (c) any overpayment that may remain after such crediting will be returned forthwith to the Borrower upon demand,


         and, in the event of dispute, a Fellow of the Canadian Institute of Actuaries appointed by the Lender will perform the relevant calculations and determine the reductions, modifications and credits necessary to effect the foregoing and the same will be conclusive and binding on the parties. This Agreement, the Note and all related agreements and documents will automatically be modified to reflect such modifications without the necessity of any further act or deed of the Borrower and the Lender to give effect to them.

26. WAIVERS. No failure or delay on the Lender=s part in exercising any power or right hereunder shall operate as a waiver thereof.

27. INVALIDITY. If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby to the fullest extent possible by law.

28. GOVERNING LAWS. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The Borrower submits to the non-exclusive jurisdiction of the Courts of the Province of British Columbia and agrees to be bound by any suit, action or proceeding commenced in such Courts and by any order or judgment resulting from such suit, action or proceeding, but the foregoing will in no way limit the right of the Lender to commence suits, actions or proceedings based on this Agreement in any jurisdiction it may deem appropriate.

29. AMENDMENT. This Agreement may be changed only by or pursuant to an agreement in writing signed by the parties hereto.

30. SCHEDULES. All Schedules attached hereto shall be deemed fully a part of this Agreement.

31. CURRENCY. All references herein to "dollars" or "$" are to United States dollars, unless otherwise indicated.

32. COUNTERPARTS. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together shall form one and the same agreement.

33. FURTHER ASSURANCES. The Borrower covenants and agrees to take all additional steps or provide the Lender with such additional documentation as the Lender may reasonably require to give effect to the transactions contemplated by this Agreement.


TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as of the date first above mentioned.


QUEST INVESTMENT CORPORATION


Per: _______________________________
         Authorized Signatory


AMERICAN NATURAL ENERGY CORPORATION


Per: _______________________________
         Authorized Signatory

                                  SCHEDULE "A"

                                 PROMISSORY NOTE

Principal Amount:             US$2,500,000

         For value received, AMERICAN NATURAL ENERGY CORPORATION (the "Borrower") hereby promises to pay to QUEST INVESTMENT CORPORATION (the "Lender") the principal sum of TWO MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$2,500,000) on the earlier of:

         (a)      October 31, 2003;

         (b) the completion of a successful take-over bid (as defined under the Securities Act (British Columbia)) or a change of control of the Borrower ("control" being defined as ownership of or control of direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Borrower; and

         (c) the occurrence of an Event of Default (as defined in paragraph 15 of the Loan Agreement dated for reference March 12, 2003, between the Borrower and the Lender),

together with interest accruing on the outstanding principal amount from the date hereof at a rate of TWELVE (12%) PERCENT per annum, compounded monthly (effective rate of 12.68% per annum), before and after each of maturity, default and judgment, payable monthly on the last Business Day of every month, commencing April 30, 2003. All payments under this promissory note shall be made by certified cheque, cash or bank draft and delivered to the Lender at Suite 300, 570 Granville Street, Vancouver, BC V6C 3P1. All payments made by the Borrower shall be applied first to interest, bonus and any other costs or charges owed to the Lender, then to principal. In this promissory note, "Business Day" means a day which is not a Saturday, Sunday or a statutory holiday in British Columbia.

         The undersigned shall be entitled to prepay this Promissory Note, in whole or in part, without notice or penalty. This Promissory Note shall be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein. The undersigned hereby waives notice of dishonour and presentment.


         Dated:   March 12, 2003.


SIGNED AND DELIVERED by AMERICAN
NATURAL ENERGY CORPORATION


Per: _______________________________
         Authorized Signatory

                                  SCHEDULE "B"

                                  SUBSIDIARIES

--------------------------------------------------------------------------------
                                                           JURISDICTION OF
SUBSIDIARY                          PERCENT OWNERSHIP        INCORPORATION
--------------------------------------------------------------------------------

Gothic Resources Inc.                      100                   Canada
--------------------------------------------------------------------------------


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


                                  SCHEDULE "C"

                              LITIGATION DISCLOSURE



                                       15